Exhibit 4.1

EXECUTION VERSION

Registration Rights Agreement

September 21, 2016

Morgan Stanley & Co. International plc

J.P. Morgan Securities plc

Citigroup Global Markets Limited

Credit Suisse Securities (Europe) Limited

c/o Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

Telenor East Holding II AS, a company incorporated in the Kingdom of Norway (the “Issuer”), proposes to issue and sell to you (the “Managers”), US$1,000,000,000 in aggregate principal amount of its 0.25 per cent.  Exchangeable Bonds due 2019 (the “Bonds”), which are exchangeable for American Depository Shares (“ADSs”) of VimpelCom Ltd., an exempted company limited by shares organized under the laws of Bermuda (the “Company”), each representing one common share of the Company, nominal value US$0.001 per share, upon the terms set forth in the Subscription Agreement by and among the Issuer and the Managers, dated  September 15, 2016 (the “Subscription Agreement”), relating to the initial placement (the “Initial Placement”) of the Bonds.  In certain circumstances, upon an exchange of Bonds at the option of the holder thereof and upon certain redemptions, the Issuer will be required to deliver cash, ADSs (such ADSs, the “Exchanged ADSs”) or a combination of cash and Exchanged ADSs, at the election of the Issuer.  To induce the Managers and the Issuer to enter into the Subscription Agreement and to satisfy their obligations thereunder, the holders of the Bonds will have the benefit of this registration rights agreement (this “Agreement”) by and among the Issuer, the Company and the Managers whereby the Company agrees with you and the Issuer for your and the Issuer’s benefit and the benefit of the holders from time to time of the Bonds and the Registrable Securities (including the Managers) (each a “Holder” and, collectively, the “Holders”), as follows:

1.                                      Definitions.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Adverse Disclosure” shall mean public disclosure of material non-public information that, in the good faith judgment of the Company, (i) would be required to be made in any Shelf Registration Statement filed with the Commission by the Company so that such Shelf Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Shelf Registration Statement or report; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“ADSs” shall have the meaning set forth in the preamble hereto.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Automatic Shelf Registration Statement” shall mean a Shelf Registration Statement on Form F-3 filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof.

“Bonds” shall have the meaning set forth in the preamble hereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Close of Business” shall mean 5:00 p.m., New York City time, on any Business Day.

“Closing Date” shall mean the date of the first issuance of the Bonds.

“Company” shall have the meaning set forth in the preamble hereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“control” shall have the meaning specified in Rule 405 under the Act.

“Deferral Period” shall have the meaning indicated in Section 3(i) hereof.

“Deposit Agreement” means the Deposit Agreement, dated as of March 26, 2010, entered into between the Company and The Bank of New York Mellon and the side letter thereto, dated September 7, 2016, in respect of the restricted depositary arrangement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Period” shall mean any time from the 41st day after the Closing Date through the close of business on September 6, 2019.

“Exchanged ADSs” shall have the meaning set forth in the preamble hereto.  Unless the context otherwise requires, the terms “Exchanged ADSs” shall each be deemed to include the underlying Common Shares.  If at any time the Deposit Agreement is terminated with no successor arrangement, all references herein to ADSs shall be deemed to be references to any Company securities represented by the ADSs at the time of such termination.

“Final Maturity Date” shall mean September 20, 2019.

“Holder” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the Exchanged ADSs that are registered under the Shelf Registration Statement.

“Managers” shall have the meaning set forth in the preamble hereto.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex B to the Terms and Conditions.

“Notice Holder” shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchanged ADSs covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Registrable Securities” shall mean Exchanged ADSs, if any, deliverable by the Issuer upon exchange or redemption of the Bonds initially sold to the Managers pursuant to the Subscription Agreement, other than such Exchanged ADSs that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) become eligible to be transferred without condition as contemplated by Rule 144 under the Act, or any successor rule or regulation thereto that may be adopted by the Commission, or otherwise, no longer bear any restrictive legend and have become fungible with the American Depositary Shares issued under any Level 2 or Level 3 American Depositary Share program of the Company then existing or (iii) ceased to be outstanding.

“Shelf Registration Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Exchanged ADSs on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.  References to “Shelf Registration Statement” shall be deemed to mean “Automatic Shelf Registration Statement” if, at the time of its filing, the Company is a Well-Known Seasoned Issuer.

“Subscription Agreement” shall have the meaning set forth in the preamble hereto.

“Terms and Conditions” shall mean the terms and conditions of the Bonds included as Schedule 1 to the Trust Deed on or about the date hereof among the Issuer, Telenor ASA, as guarantor, and Citicorp Trustee Company Limited, as trustee.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Act.

2.                                      Shelf Registration.  (a)  On or prior to the 10th day after the Closing Date, the Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to the 50th day after the Closing Date.

(b)                                 The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming a part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, to and including the date upon which there are no Registrable Securities outstanding.  The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Securities at any time during the Shelf Registration Period, unless such action is (i) (x) required by applicable law, regulation, court order or other similar legal process or (y) otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets or any other material transactions or developments, in each case that would require the Company to make an Adverse Disclosure and (ii) permitted by Section 3(i) hereof (actions complying with each of clause (i) and (ii), an “Allowed Delay”).

(c)                                  The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and (ii) not to contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 Each Holder, in order to be named in the Shelf Registration Statement and to be permitted to sell its Registrable Securities under the Shelf Registration Statement, will be required to deliver a Notice and Questionnaire (which shall include an agreement by such Holder to be bound by all of the provisions of this Agreement applicable to such Holder) and such other information as the Company may reasonably request in writing, if any, to the Company.  Any Holder submitting such documentation at least five Business Days prior to the anticipated effective date of the Shelf Registration Statement shall be named in the Shelf Registration Statement at the time of its initial effectiveness.

(e)                                  From and after the effective date of the Shelf Registration Statement, the Company shall use its commercially reasonable efforts, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five Business Days after such date, (i) if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or if required by applicable law, to file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, electronic copies of any documents filed pursuant to Section 2(e)(i) hereof and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, however, that the Company shall have no obligation to provide copies of the materials described in this clause or notice of effectiveness so long as copies of such materials or notices are made publicly available by the Company on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”); provided, further, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above promptly upon expiration of the Deferral Period in accordance with Section 3(i) hereof.  Notwithstanding the foregoing, (x) during the period from (i) the date the Shelf Registration Statement is initially effective to (ii) (A) the date falling 90 days before the Final Maturity Date or (B) the date upon which a notice of redemption of the Bonds is given by the Issuer and (y) during the period commencing 90 days after the completion of the Exchange Period or the redemption date for the Bonds, the Company will not be required to file more than one prospectus supplement or post-effective amendment in each fiscal quarter, with such filing (to the extent required) to be made within five Business Days of publication of the Company’s quarterly earnings release. Between the periods described in clauses (x) and (y) of the preceding sentence, the limit on filings described in that sentence will not apply.  The Company will not under any circumstances be required to file more than one amendment or supplement at any time in respect of any particular individual Holder of Registrable Securities ADSs within any 30-day period, however.

3.                                      Registration Procedures.  The following provisions shall apply in connection with the Shelf Registration Statement.

(a)                                 The Company shall:

(i)                                     furnish to the Managers, the Issuer, their respective counsels if so requested, and counsel to the Notice Holders, not less than three Business Days prior to the filing thereof with the Commission, an electronic copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto in the form provided by the Notice Holders and other than filings by the Company under the Exchange Act) and shall use its commercially reasonable efforts to reflect in each such document all reasonable changes thereto suggested by counsel to the Notice Holders (as determined by the Company in good faith), when so filed with the Commission; and

(ii)                                  include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities in the form such information is provided to the Company in Notices and Questionnaires, as clarified by the Company to the extent necessary.

(b)                                 [Reserved.]

(c)                                  The Company shall advise the Issuer, the Managers and the Notice Holders (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)                                     of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus;

(ii)                                  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iii)                               of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchanged ADSs included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(iv)                              of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)                                  Upon request, the Company shall furnish, in electronic or physical form, to each Notice Holder, (i) one copy of the Shelf Registration Statement and any post-effective amendment thereto, and (ii) if a Notice Holder so requests in writing, copies of materials incorporated therein by reference and/or included as exhibits thereto (including exhibits incorporated by reference therein); provided, however, that the Company shall have no obligation to furnish copies of the materials described in this clause (e) so long as copies of such materials are made publicly available by the Company on EDGAR.

(f)                                   During the Shelf Registration Period, the Company shall promptly deliver to the Issuer, the Managers and each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request; provided, however, that the Company shall have no obligation to furnish copies of the materials described in this clause (f) so long as copies of such materials are made publicly available by the Company on EDGAR.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g)                                  Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, in any jurisdiction where it is not then so subject.

(h)                                 Subject to the existence of an Allowed Delay, upon the occurrence of any event contemplated by subsection (c) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees not to sell any

Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing (email shall suffice) by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; provided, however, that the Company shall have no obligation to furnish copies of the materials described in this clause (i) so long as copies of such materials are made publicly available by the Company on EDGAR .  The Company undertakes to limit the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) to as short a period as is reasonably possible, which period shall not in any case exceed 45 days in any 90 day period or 90 days in any 12-month period.

(j)                                    The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement.  The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(k)                                 No later than 10 Business Days following the first anniversary of the Final Maturity Date, the Company shall (i) use commercially reasonable efforts to cause the legend referenced in Annex A of the Terms and Conditions to be removed from each Exchanged ADS and (ii) take such other reasonable and practicable actions, subject to any securities laws or other legal or regulatory restrictions on transfer outside of the control of the Company, as may otherwise be required to cause all of the Exchanged ADSs to be freely tradable without restriction on a fungible basis with the American Depositary Shares issued under any Level 2 or Level 3 American Depositary Share program of the Company then existing.

4.                                      Registration Expenses.  The Issuer shall bear and promptly reimburse the Company, upon submission of reasonably detailed Company invoices (including, in the case of invoices for external counsel, a reasonably detailed summary of the work performed), together with proof of payments underlying such invoices, as applicable, for all reasonable expenses incurred in connection with the performance of the Company’s obligations under Sections 2, 3 and 7 hereof (including, for the avoidance of doubt, any required SEC filing fees and the reasonable fees and expenses of outside legal counsel incurred by the Company (which will initially be Latham & Watkins LLP)) and shall reimburse the Holders (through direct payment thereof to counsel) for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cleary Gottlieb Steen & Hamilton LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith; provided, however, that (a) the aggregate amount that the Issuer shall be required to reimburse or pay to counsel to the Holders under this Section 4 shall not exceed US$500,000, (b) neither the Issuer nor the Company shall have any obligation to pay, any transfer taxes attributable to the sale of such Registrable Securities, or any fees and expenses of any Broker-Dealer or other financial intermediary engaged by any Holder, and (c) from and after the Final Maturity Date, the Issuer shall reimburse the Company as set forth above for an aggregate amount of up to US$400,000 of expenses incurred subsequent to such date; thereafter, all such expenses (other than expenses of Holders’ counsel, for which the Company will not be responsible, and which Issuer shall continue, subject to the maximum reimbursable amount set forth in clause (a), to bear) shall be borne by the Company.  Notwithstanding the foregoing, in the event the Company submits invoices to the Issuer for internal costs and expenses related to the performance of the Company’s obligations under Sections 2, 3 and 7 hereof, it shall provide the Issuer with a reasonable description of how such costs and expenses were derived.

5.                                      Indemnification and Contribution.  (a)  The Company agrees (i) to indemnify and hold harmless each Holder of Exchanged ADSs covered by the Shelf Registration Statement and the directors, officers, employees, Affiliates and authorized agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading and, subject to Section 5(c) hereof, (ii) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability that the Company may otherwise have to the indemnified party.

(b)                                 Each Holder of securities covered by the Shelf Registration Statement (including each Manager that is a Holder, in such capacity) severally and not jointly agree to indemnify and hold harmless the Company, the Company’s directors, officers, employees, Affiliates and authorized agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement shall be acknowledged by each Notice Holder that is not a Manager in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice (provided that the indemnifying party shall not select counsel that a reasonable person would find inadequate), at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) counsel chosen by the indemnifying party to represent the indemnified party rejects such representation because it would present such counsel with a conflict of interest (provided that, in such case, the indemnifying party shall be entitled to appoint an alternative counsel of the indemnifying party’s choice pursuant to the provisions described in the foregoing sentence); (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded pursuant to a written opinion from counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by Holders shall be deemed to be equal to the value of receiving Exchanged ADS registered under the Act.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6.                                      No Inconsistent Agreements.  Neither the Company nor the Issuer has entered into, and each agrees not to enter into, any agreement with respect to its securities that is inconsistent with the registration rights granted to the Holders herein.

7.                                      Rule 144A and Rule 144.  So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act.  So long as any Registrable Securities remain outstanding and the Company maintains a Level 2 or Level 3 American Depositary Share program, the Company shall use its commercially reasonable efforts to maintain the Deposit Agreement on terms substantially equivalent to those of the deposit agreement governing its Level 2 or Level 3 program, save as to transfer restrictions and related procedures.

8.                                      Listing.  So long as any Registrable Securities are outstanding, the Company shall use its commercially reasonable efforts to maintain the approval of the Exchanged ADSs for listing on the Nasdaq Global Select Market or such other U.S. national or foreign stock exchange.

9.                                      Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities (including holders of the Bonds, considering each such holder to hold the maximum number of Registrable Securities issuable in respect of its Bonds); provided that, with respect to any matter that directly or indirectly affects the rights of the Managers hereunder, the Company shall obtain the written consent of the Managers against which such amendment, qualification, modification, supplement, waiver or consent is to be effective; provided, further, that provided, further, that the provisions of this Section 9 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Managers and each Holder.

10.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, email or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire;

(b)                                 if to the Managers:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Fax: (212) 622-8358

Attention:  Equity Syndicate Desk

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: 1-646-291-1469

Attention: General Counsel

Credit Suisse Securities (USA) LLC Eleven Madison Avenue

New York, New York 10010-3629

Facsimile: (212) 325-4296

Attention: LCD-IBCM;

(c)                                  if to counsel for the Managers and/or the Holders:

Cleary Gottlieb Steen & Hamilton LLP

City Place House, 55 Basinghall Street

London EC2V 5EH, England

ATTN:  David I. Gottlieb, Esq.

(d)                                 if to the Issuer:

Telenor East Holding II AS

c/o Telenor ASA

Snarøyveien 30

N-1360 Fornebu

Norway

Attn:  Group Legal; and

(e)                                  if to the Company:

The Rock Building, Claude Debussylaan 88, 1082 MD, Amsterdam, the

Netherlands

Attn: Group General Counsel

All such notices and communications shall be deemed to have been duly given when received.

The Issuer, the Managers or the Company by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders (i) holding Bonds or Registrable Securities in book-entry form may be given through the facilities of Euroclear Bank S.A./N.V. or Clearstream Banking, societe anonyme, as applicable, or any successor thereto, so long as the ADSs are held by a common depository for such agencies and (ii) may be given by e-mail at the e-mail address provided by such Holder in the Notice and Questionnaire.

11.                               Remedies.  Each Holder will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

12.                               Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders, and the indemnified persons referred to in Section 5 hereof.  The Company and the Issuer hereby agree to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

14.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof.

15.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

Very truly yours,

VimpelCom Ltd.

By:	/s/ Scott Dresser
Name: Scott Dresser
Title: Group General Counsel

Telenor East Holding II AS

By:	/s/ Gaute S. Gravir
Name: Gaute S. Gravir
Title: Attorney-in-Fact

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By:	Morgan Stanley & Co. International plc

By:	/s/ Gordon Charlton
Name: Gordon Charlton
Title: Executive Director

By:	J.P. Morgan Securities plc

By:	/s/ Olaf Suensson
Name: Olaf Suensson
Title: Executive Director

By:	Citigroup Global Markets Limited

By:	/s/ Suneel Hargunani
Name: Suneel Hargunani
Title: Managing Director

By:	Credit Suisse Securities (Europe) Limited

By:	/s/ Stephane Gruffat
Name: Stephane Gruffat
Title: Managing Director Equity Capital Markets

[Signature Page to Registration Rights Agreement]